Exhibit 10.3

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of February 1, 2024, by and between Nel ASA (“Supplier”) and Nikola Motor Company LLC (“Purchaser”). Supplier and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

    WHEREAS, Supplier and Purchaser entered into that certain Supply Agreement dated as of June 28, 2018 (“Supply Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in this Termination Agreement, including the specified conditions precedent, the Parties have mutually agreed to terminate to the Supply Agreement effective as of the Termination Date (as defined below);

WHEREAS, pursuant to that certain First Amendment to the Equipment Purchase Order (the “Equipment PO Amendment”) and that certain First Amendment to the Engineering Services Purchase Order (the “Engineering Services PO Amendment” and collectively with the Equipment PO Amendment, the “PO Amendments”) executed contemporaneously with this Termination Agreement, effective as of the Termination Date, that certain Purchase Order dated as of June 3, 2020 (the “Equipment PO”), Nikola reference #1497, by and between Nikola Energy Company LLC (“Nikola Energy”) and Nel Hydrogen Inc. (“Nel Hydrogen”) and that certain Purchase Order dated as of July 4, 2022, PO No-2201, by and between Nikola Corporation (“Nikola Corp”) and Nel Hydrogen (“Engineering Services PO” and collectively with the Equipment PO, the “Purchase Orders”), in each case issued under and pursuant to the Supply Agreement, shall be amended as contemplated in the PO Amendments;

WHEREAS, the Parties agree to assign all title, rights, interests, and obligations in and to the Purchase Orders as amended by the PO Amendments, including thirty eight (38) electroylsers and certain related services purchased thereunder by Nikola Energy and Nikola Corp, as applicable, from Nel Hydrogen, to Phoenix Hydrogen Hub, LLC, (“PHH”) pursuant to that certain Assignment and Assumption Agreement and Consent Agreement dated as of the date hereof (the “Assignment and Assumption Agreement”, and, in connection therewith, USA Fortescue Future Industries, LLC. has agreed to pay on the date hereof, at the direction of PHH , certain sums to Nel Hydrogen as set forth therein; and

WHEREAS, the Parties have agreed that Purchaser shall purchase and Supplier shall sell and deliver 110 electrolysers to Purchaser under Supplier’s standard terms and conditions as further set forth below in connection with the New Agreement (as defined below).

NOW, THEREFORE, in consideration of the contingencies, reservations and recitals above, which are incorporated by reference into this Termination Agreement, the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration, the Parties, intending to be legally bound by the terms hereof, covenant and agree as follows:

AGREEMENT
1.Definitions. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Supply Agreement, which definitions shall continue to apply following the termination of the Supply Agreement as contemplated herein.

2.Termination of the Supply Agreement. Subject to the terms and conditions of this Termination Agreement, the Supply Agreement shall terminate effective upon the date (such date the “Termination Date”) all of the following conditions have been fulfilled or met (any or all of which may be waived by Supplier in its sole discretion):

a.the Equipment PO Amendment shall have been entered into by Nikola Energy and Nel Hydrogen;
b.the Engineering Services PO Amendment shall have been entered into by Nikola Corp and Nel Hydrogen; and
c.Nikola Energy and Nikola Corp shall have assigned, to PHH the Purchase Orders as amended by the PO Amendments, including the thirty eight (38) electrolysers and services purchased thereunder, pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof and signed by such parties and by Nel Hydrogen as the consenting party , and all payments required to be made to Nel Hydrogen under Section 4 of the Assignment and Assumption Agreement shall have been made and received in full by Nel Hydrogen.

3.Additional Payment. In addition to the payments contemplated in the Assignment and Assumption Agreement, as consideration for Purchaser’s reduced obligation to purchase equipment under the Supply Agreement, Purchaser shall pay Supplier an additional Nine Million One Hundred Eighty-Eight Thousand U.S. Dollars ($9,188,000) (the “Additional Payment”) in the following manner:

a.Nel Hydrogen shall retain the Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) payment received by Nel Hydrogen under the Equipment PO, and such amount shall be treated as a downpayment of the Additional Payment and shall be deducted from the account of payments made under the Equipment PO; and
b.Purchaser shall pay Supplier an additional Six Million Six Hundred Eighty-Eight Thousand U.S. Dollars ($6,688,000) no later than February 9, 2024.

The Additional Payment, for the avoidance of doubt, shall not be a condition precedent to the termination of the Supply Agreement. The Parties acknowledge and agree that the following
[*] and Supplier hereby releases and discharges Purchaser’s parents, subsidiaries, affiliates and related entities from any and all claims, disputes, demands, liabilities, controversies, causes of action, damages, costs, expenses and attorneys fees of any kind or nature in connection with the same: [*]
4.Effect of Termination and Release. Subject to Section 17, except for (a) any rights and obligations of the Parties that are expressly designated to survive the termination of the Supply Agreement, (b) the rights and obligations of the Parties that, as contemplated herein, come into being or effect upon the termination of the Supply Agreement, (c) the rights and obligations of Nikola Energy (or PHH as assignee under Assignment and Assumption Agreement) and Nel Hydrogen in the Equipment PO as amended by the Equipment PO Amendment, (d) the rights and obligations of Nikola Corp (or PHH as assignee under the Assignment and Assumption Agreement) and Nel Hydrogen in the Engineering Services PO as amended by the Engineering Services PO Amendment and (e) the rights and obligations of the Parties under the New Agreement (as defined below), effective as of the Termination Date (i) the Supply Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate and (ii) each Party hereby releases and discharges the other Party and its respective agents, employees, representatives, predecessors, successors, assigns, parents, subsidiaries, related entities, sureties, consultants, advisors, officers, directors, council members, board members, administrators, executors, shareholders, attorneys, and insurers, and each of them from, and relinquishes, extinguishes and waives as to such parties, any and all claims, disputes, demands, liabilities, controversies, causes of action, damages, costs, expenses and attorneys’ fees of any kind or nature, whether legal or equitable, in tort or contract, actual or contingent, known or unknown, asserted or unasserted, that such Party ever had, now has, or may have that in any way arise out of or relate, directly or indirectly, to the Supply Agreement and any Products or services provided for or in connection with the Supply Agreement.

Without limiting the preceding releases in this Section 4, Purchaser on its own behalf and on behalf if its affiliates, hereby releases and discharges Supplier and its respective agents, employees, representatives, predecessors, successors, assigns, parents, subsidiaries, related entities, sureties, consultants, advisors, officers, directors, council members, board members, administrators, executors, shareholders, attorneys, and insurers, and each of them from, and relinquishes, extinguishes and waives as to such parties, any and all claims, disputes, demands, liabilities, controversies, causes of action, damages, costs, expenses and attorneys’ fees of any kind or nature, whether legal or equitable, in tort or contract, actual or contingent, known or unknown, asserted or unasserted, that Purchaser or its affiliates ever had, now has, or may have that in any way arise out of or relate, directly or indirectly, to (i) that certain Framework Agreement between Supplier and Nikola Motor Company dated November 15, 2017 (including its related contract documents), as it relates to the demonstration station located at Purchaser’s headquarters in Phoenix, Arizona (the “Demonstration Station”) and any equipment with respect thereto and/or incorporated therein, regardless of whether such equipment was supplied by Supplier, an affiliate of Supplier or a third party (such equipment, the “Demo Station Equipment”) and/or (ii) the Demonstration Station and the Demo Station Equipment.

5.Outside Date. In the event that the conditions set forth in Section 2 are not fulfilled or met, or otherwise waived by Supplier, on or before February 6, 2024, this Termination Agreement, the Assignment and Assumption Agreement and the PO Amendments shall terminate without any further responsibility or liability for, or release of, either Party or their respective affiliates and the Supply Agreement and the Purchase Orders shall continue to remain in full force and effect.

6.Demonstration Station.
a.No later than December 31, 2023,  Purchaser shall, or shall cause one or more of its affiliates to at Purchaser’s cost, permanently shut down the Demonstration Station and the two (2) electrolysers associated therewith supplied by Supplier or its affiliates.

b.Following Purchaser’s permanent shut down of the Demonstration Station and provided flushing of the system is completed, however no later than July 01, 2024, Purchaser shall allow Supplier or one of its affiliates to remove at Supplier’s cost the programmable logic controllers (“PLCs”) from the Demonstration Station.  Purchaser shall notify Supplier when the PLCs are available for removal.

c.If requested by Purchaser in connection with the permanent shut down of the Demonstration Station and if otherwise mutually agreed by the Parties, Supplier shall provide reasonable assistance to Purchaser or its affiliates in connection with the removal of hydrogen from the Demonstration Station.

d.To the maximum extent permissible under applicable law, Purchaser agrees to indemnify, defend and hold Supplier and Supplier’s affiliates, and their respective officers, employees, directors, and agents harmless from and against any and all third party claims, demands, losses, fees, fines, penalties, liabilities, and expenses, including reasonable attorney’s fees, resulting from, arising out of, or in any way connected with the Demonstration Station and/or the two (2) electrolysers associated therewith, including the permanent shut down and/or removal thereof.

7.New Agreement. The Parties agree to negotiate in good faith an agreement (the “New Agreement”) pursuant to which: (i) Purchaser’s ultimate parent company or, subject to Supplier’s prior written approval, one or more other affiliates of Purchaser, shall purchase [*]

and related balance of stack services and equipment on a schedule to be agreed upon by the Parties, but in any event such purchases shall be completed no later than [*]; and (ii) Supplier’s standard terms and conditions, attached hereto as Exhibit A shall control, provided, however that Section 17 of the such standard terms and conditions shall be amended to include the following clause:
[*]

(iii) Supplier’s scope of work shall be limited to supplying engineering services as well as electrolyser equipment comprised of the Electrolyte System (ES), Electrolysers (EL), Control Panel (low pressure) (CP) and Gas Analysers (GA); (iv) the purchase price for electrolysers and the related payment schedule shall be mutually agreed; and (v) compensation rates shall be Supplier’s standard rates and be subject to escalation, and costs shall be paid plus ten percent (10%).

8.Representations and Warranties. Each Party hereby represents and warrants to the other Party that:
a.It has the full right, power, and authority to enter into this Termination Agreement and to perform its obligations hereunder.
b.The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.
c.This Termination Agreement has been executed and delivered by such Party and constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.
d.It (i) knows of no claims against the other Party relating to or arising out of the Supply Agreement that are not covered by the release contained in Section 4 and (ii) has neither assigned nor transferred any of the claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any claims.

9.Governing Law. This Termination Agreement and the rights and duties of the Parties arising out of this Termination Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A., excluding conflict of law rules and choice of law principles that provide otherwise. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Termination Agreement. All disputes arising out of or in connection with this Termination Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of the arbitration shall be New York. The language of the arbitration shall be English. EACH OF THE PARTIES HERETO HEREBY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY OTHER PARTY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

10.Cooperation. Each of the Parties agrees to perform all such acts (including execution and delivering such other instruments and documents) as shall be reasonably requested by the other Party to fully effectuate each and all of the purposes and intent of this Termination Agreement.

11.Notices. Any and all notices or other communications permitted or required to be given hereunder shall be given or made in writing and shall be effective: (a) when personally delivered; (b) upon confirmation of successful delivery via email transmission; (c) when delivery by a reputable overnight delivery service has been confirmed by such service; or (d) three (3) business days after deposit in the United States mail, first class, postage prepaid, certified or registered, return receipt requested; addressed as follows:

    If to Purchaser:         Nikola Motor Company LLC
c/o Nikola Corporation
4141 E Broadway Rd
Phoenix, AZ 85018
Attention:
Email:

With a copy to:

Email:

If to Supplier:             Nel ASA
PB: 199 Skøyen
0212 Oslo
Attention:
Email:

12.Severability. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Termination Agreement is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

13.Limitation on Liability. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE UNDER THIS TERMINATION AGREEMENT (INCLUDING FOR ANY BREACH HEREOF) FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF DATA OR LOSS OF USE OR SIMILAR DAMAGES), INCLUDING ANY CLAIMS OF THE OTHER PARTY OR ANY OF ITS AFFILIATES ANY SUCH DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT APPLY TO (I) ANY BREACH OF THE RELEASES PROVIDED BY THE PARTIES UNDER SECTION 3 AND SECTION 4, (II) ANY AMOUNTS REQUIRED TO BE PAID HEREUNDER BY PURCHASER AND/OR ANY OF ITS AFFILIATES TO SUPPLIER AND/OR ANY OF ITS AFFILIATES, OR (III) PURCHASER’S OBLIGATIONS IN SECTION 6.

14.Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which together will be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to the Termination Agreement by electronic means (e.g., electronic mail or PDF) shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

15.Amendment. No amendment to this Amendment will be effective unless made in writing and executed by all Parties.

16.Entire Agreement. This Amendment constitutes the entire agreement among the Parties with respect to the subject matter contained herein and supersedes all prior agreements, undertakings and understandings, both written and oral, among or on behalf of the Parties with respect to such subject matter. Further, the Parties each hereby acknowledge and agree that this Amendment embodies the justifiable expectations of sophisticated parties derived from arms’ length negotiations, and the Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of ordinary parties in an arms’ length transaction.

17.Effect of Bankruptcy. In the event that Supplier or any of its affiliates either (i) does not receive a payment that is due under this Termination Agreement from Purchaser or any of its affiliates, or (ii) must rescind, refund or restore any payment received by Supplier or any of its affiliates from Purchaser or any of its affiliates under this Termination Agreement as the result of or during any insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving the Purchaser or any of its affiliates, then this Termination Agreement shall be without effect, including any prior release or discharge under the terms of this Termination Agreement given to Purchaser or any of its affiliates by Supplier or any of its affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, this Termination Agreement has been duly executed and delivered by Parties as of the date set forth above.
SUPPLIER:
NEL ASA

By: _/s/ Håkon Volldal _____________________________________
Name: Håkon Volldal
Title: CEO

SUPPLIER:
NEL ASA

By: _/s/ Kjell Christian Bjørnsen _____________________________________
Name: Kjell Christian Bjørnsen
Title: CFO

PURCHASER:
NIKOLA MOTOR COMPANY LLC
By: Nikola Corporation, its Manager

By: _/s/ Stephen J. Girsky_____________________________________
Name:     Stephen J. Girsky
Title: CEO

PURCHASER:
NIKOLA MOTOR COMPANY LLC
By: Nikola Corporation, its Manager

By: __/s/ Britton Worthen ____________________________________
Name: Britton Worthen
Title: CLO

[Signature Page to Termination Agreement]